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                                                                    Exhibit 99.2
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VASO ACTIVE PHARMACEUTICALS, INC.                   99 Rosewood Drive. Suite 260
                                                    Danvers, Massachusetts 01923


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                           CONTACT:             Matt Carter
                                                            978-750-1991 Ext. 28
                                                           mcarter@vasoactive.us
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               VASO ACTIVE STOCK NOW QUOTED ON OTC BULLETIN BOARD
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     DANVERS, Mass. - (Business Wire) - February 24, 2006 - Vaso Active
Pharmaceuticals, Inc. announced that its Class A Common Stock, par value $0.0001 per share, has been approved for quotation on the OTC Bulletin Board, commencing Friday, February 17, 2006. The Class A Common Stock is quoted on the OTC Bulletin Board under the symbol "VAPH.ob."

     "Having our stock quoted on the OTC Bulletin Board is a significant development for Vaso Active and advances our efforts to improve our visibility and enhances our position in the financial markets," stated Joseph Frattaroli, President and CFO of Vaso Active.

     Vaso Active Pharmaceuticals, Inc, is an early stage company that focuses on commercializing, marketing and selling over-the-counter pharmaceutical products that incorporate either a patented transdermal technology ("VALE") or a proprietary topical technology ("PENtoCORE").

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     The unique VALE technology is a patchless, lipid-based delivery system that uses an active process, incorporating chemical vasodilators, to deliver drugs through the skin and into the bloodstream. Products utilizing this technology are currently in development through BioChemics, Inc.

     The PENtoCORE technology is a topical formulation and the Company is currently marketing three products that incorporate this technology: OSTEON (for temporary relief from minor arthritis pain), A-R EXTREME (for temporary relief from minor muscle and joint pain associated with athletic activity) and TERMIN8 (for athlete's foot fungal infections).


FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

          Contact:
Matt Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
       mcarter@vasoactive.us
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